Exhibit 99.1

Blackbaud, Inc. Announces Fourth Quarter and Full Year 2008 Results

Announces First Quarter 2009 Dividend

CHARLESTON, S.C. – February 5, 2009 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter and full year ended December 31, 2008.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “The Company’s fourth quarter results were highlighted by better-than-expected profitability and solid execution in the face of an increasingly challenging macro environment. Moreover, during 2008, the Company made progress against multiple growth initiatives during what proved to be one of the most challenging periods non-profit organizations have ever faced. The continued progress with our eCRM initiative, growth of our online fundraising solutions, acquisition and integration of Kintera, momentum of eTapestry and growth of our international business were all quite encouraging. In addition, fourth quarter 2008 subscription revenue was approximately twice that of our perpetual license revenue. The continued growth of our subscription revenue is a significant and positive evolution of our already strong business model.”

Chardon continued, “As we enter 2009, we will continue to manage expenses carefully, balancing our desire to maintain high profitability levels with the opportunity to invest in initiatives that will enhance the Company’s long-term growth. We believe Blackbaud is well positioned to continue executing effectively through this difficult time period and we expect to emerge with our leadership position further enhanced.”

For the quarter ended December 31, 2008, Blackbaud reported total revenue of $80.4 million. GAAP income from operations and net income were $10.1 million and $6.5 million, respectively, compared with GAAP income from operations of $14.2 million and net income of $9.0 million in the fourth quarter of 2007. GAAP diluted earnings per share were $0.15 for the quarter ended December 31, 2008, compared with $0.20 in the same period last year.

For the quarter ended December 31, 2008, non-GAAP revenue, including a $1.5 million revenue adjustment related to Kintera purchase accounting, was $81.9 million, an increase of 17% compared with the fourth quarter of 2007. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $17.6 million, an increase from $17.3 million in the same period last year. Non-GAAP net income was $10.4 million for the quarter ended December 31, 2008, compared with $10.5 million in the same period last year. Non-GAAP diluted earnings per share were $0.24 for the quarter ended December 31, 2008, above the high-end of the Company’s guidance of $0.22 to $0.23 and up over the year ago period.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the quarter with $16.4 million in cash, with the increase in cash driven primarily by $12.3 million in cash from operations.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “We are proud of the Company’s accomplishments in 2008 considering the increasingly challenging economic environment. During 2008, Blackbaud generated top line growth organically and even more rapid growth including strategic acquisitions. In addition, the Company delivered close to 23% non-GAAP operating margins that drove approximately 13% growth in non-GAAP EPS, while $60 million in cash from operations were a primary enabler to the Company returning over $61 million to stockholders in the form of dividends and share repurchases.”

Full Year 2008 Results

For the year ended December 31, 2008, Blackbaud reported total revenue of $302.5 million, an increase of 18% compared with 2007. GAAP income from operations and net income were $47.4 million and $29.9 million, respectively, for the full year 2008. This compares with income from operations of $52.4 million and net income of $31.7 million in 2007. GAAP diluted earnings per share were $0.68 for the year ended December 31, 2008, compared with $0.71 in the same period last year.

For the year ended December 31, 2008, non-GAAP revenue, including a $4.0 million revenue adjustment related to Kintera purchase accounting, was $306.5 million, an increase of 19% compared with the full year 2007. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $69.5 million, an increase compared with $62.8 million in the full year 2007. Non-GAAP net income was $41.7 million for the year ended December 31, 2008, leading to non-GAAP diluted earnings per share of $0.95. This compares with non-GAAP net income of $37.8 million and diluted earnings per share of $0.84 in the full year 2007.

First Quarter 2009 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved the payment of an annual dividend for 2009 of $0.40 per share, unchanged from 2008, and declared a first quarter dividend of $0.10 per share payable on March 13, 2009 to stockholders of record on February 27, 2009. Additionally, as of December 31, the Company had approximately $30 million remaining under its common stock share repurchase program that was authorized in May 2008.

Conference Call Details

Blackbaud will host a conference call today, February 5, 2009, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-690-2879 (domestic) or 913-981-5522 (international). A replay of this conference call will be available through February 12, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8066924. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, InTouch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations and include revenue associated with the Kintera acquisition that is not recognizable under GAAP purchase accounting.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE:    Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share amounts)	2008	2007

Assets
Current assets:
Cash and cash equivalents	$16,361	$14,775
Donor restricted cash	12,363	—
Accounts receivable, net of allowance of $2,777 and $1,935 at December 31, 2008 and December 31, 2007, respectively	52,554	44,689
Prepaid expenses and other current assets	17,281	11,279
Deferred tax asset, current portion	6,858	2,276

Total current assets	105,417	73,019
Property and equipment, net	21,384	16,962
Deferred tax asset	64,762	51,696
Goodwill	73,615	58,275
Intangible assets, net	48,171	37,272
Other assets	537	470

Total assets	$313,886	$237,694

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$7,023	$5,802
Accrued expenses and other current liabilities	21,758	20,575
Donations payable	12,363	—
Capital lease obligations, current portion	384	513
Debt, current portion	60,049	—
Deferred revenue	113,802	93,106

Total current liabilities	215,379	119,996
Capital lease obligations, noncurrent	203	586
Long-term debt, net of current portion	1,288	—
Deferred revenue, noncurrent	5,838	2,994
Other noncurrent liabilities	670	1,015

Total liabilities	223,378	124,591

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 51,269,081 and 50,450,675 shares issued at December 31, 2008 and December 31, 2007, respectively	51	50
Additional paid-in capital	116,846	105,687
Treasury stock, at cost; 7,494,466 and 5,431,852 shares at December 31, 2008 and December 31, 2007, respectively	(130,594)	(85,487)
Accumulated other comprehensive (loss) income	(899)	137
Retained earnings	105,104	92,716

Total stockholders’ equity	90,508	113,103

Total liabilities and stockholders’ equity	$313,886	$237,694

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended December 31,		Years ended December 31,

(in thousands, except share and per share amounts)	2008	2007	2008	2007

Revenue
License fees	$8,595	$9,923	$35,932	$37,569
Services	24,836	24,503	100,824	91,376
Maintenance	28,092	24,987	107,304	94,602
Subscriptions	16,363	7,994	49,705	25,389
Other revenue	2,573	2,606	8,730	8,102

Total revenue	80,459	70,013	302,495	257,038

Cost of revenue
Cost of license fees	656	891	3,316	2,870
Cost of services	16,659	14,603	63,960	54,908
Cost of maintenance	5,523	4,582	20,185	17,119
Cost of subscriptions	6,848	3,465	20,587	10,306
Cost of other revenue	2,527	2,402	8,368	7,274

Total cost of revenue	32,213	25,943	116,416	92,477

Gross profit	48,246	44,070	186,079	164,561

Operating expenses
Sales and marketing	17,588	15,238	65,185	56,994
Research and development	10,731	7,519	38,708	28,525
General and administrative	9,685	6,972	34,072	26,144
Amortization	189	166	713	491

Total operating expenses	38,193	29,895	138,678	112,154

Income from operations	10,053	14,175	47,401	52,407
Interest income	108	131	526	813
Interest expense	(705)	(98)	(1,526)	(1,164)
Other expense, net	(2)	(83)	(194)	(503)

Income before provision for income taxes	9,454	14,125	46,207	51,553
Income tax provision	2,922	5,168	16,329	19,829

Net income	$6,532	$8,957	$29,878	$31,724

Earnings per share
Basic	$0.15	$0.20	$0.70	$0.73
Diluted	$0.15	$0.20	$0.68	$0.71

Common shares and equivalents outstanding
Basic weighted average shares	42,502,499	43,899,634	42,958,947	43,619,158
Diluted weighted average shares	43,138,344	44,813,282	43,958,557	44,595,483
Dividends per share	$0.100	$0.085	$0.400	$0.340

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Years ended December 31,

(in thousands)	2008	2007

Cash flows from operating activities
Net income	$29,878	$31,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,865	8,149
Provision for doubtful accounts and sales returns	5,090	2,042
Stock-based compensation expense	12,085	6,934
Excess tax benefit on exercise of stock options	(1,497)	(4,931)
Deferred taxes	6,407	12,491
Other non-cash adjustments	110	65
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(11,104)	(9,748)
Prepaid expenses and other assets	(5,635)	(2,005)
Trade accounts payable	614	(830)
Accrued expenses and other current liabilities	(7,907)	6,079
Donor restricted cash	(3,763)	—
Donations payable	3,763	—
Deferred revenue	19,404	12,897

Net cash provided by operating activities	60,310	62,867

Cash flows from investing activities
Purchase of property and equipment	(7,692)	(8,123)
Purchase of net assets of acquired companies, net of cash acquired	(49,916)	(84,405)
Proceeds from sale and maturity of marketable securities	1,575	—

Net cash used in investing activities	(56,033)	(92,528)

Cash flows from financing activities
Proceeds from issuance of debt	86,000	48,000
Proceeds from exercise of stock options	883	5,451
Excess tax benefit on exercise of stock options	1,497	4,931
Payments on debt	(27,527)	(49,934)
Payments of deferred financing fees	(47)	(418)
Payments on capital lease obligations	(540)	(477)
Purchase of treasury stock	(43,727)	(15,857)
Dividend payments to stockholders	(17,497)	(15,074)

Net cash used in financing activities	(958)	(23,378)

Effect of exchange rate on cash and cash equivalents	(1,733)	31

Net increase (decrease) in cash and cash equivalents	1,586	(53,008)
Cash and cash equivalents, beginning of year	14,775	67,783

Cash and cash equivalents, end of year	$16,361	$14,775

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2008	2007	2008	2007

GAAP revenue	$80,459	$70,013	$302,495	$257,038

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	1,488	—	4,043	—

Total Non-GAAP adjustments	1,488	—	4,043	—

Non-GAAP revenue	$81,947	$70,013	$306,538	$257,038

GAAP gross profit	$48,246	$44,070	$186,079	$164,561

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	1,488	—	4,043	—
Add back: Stock-based compensation expense (see table below)	725	402	2,259	1,135
Add back: Amortization of intangibles from business combinations (see table below)	1,707	898	5,248	2,945

Total Non-GAAP adjustments	3,920	1,300	11,550	4,080

Non-GAAP gross profit	$52,166	$45,370	$197,629	$168,641

Non-GAAP gross margin	64%	65%	64%	66%

GAAP income from operations	$10,053	$14,175	$47,401	$52,407

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	1,488	—	4,043	—
Add back: Stock-based compensation expense (see table below)	4,173	2,066	12,085	6,934
Add back: Amortization of intangibles from business combinations (see table below)	1,896	1,064	5,961	3,436

Total Non-GAAP adjustments	7,557	3,130	22,089	10,370

Non-GAAP income from operations	$17,610	$17,305	$69,490	$62,777

Non-GAAP operating margin	21%	25%	23%	24%

GAAP net income	$6,532	$8,957	$29,878	$31,724

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	7,557	3,130	22,089	10,370
Add back: Tax impact related to Non-GAAP adjustments	(3,712)	(1,561)	(10,306)	(4,321)

Non-GAAP net income	$10,377	$10,526	$41,661	$37,773

Shares used in computing Non-GAAP diluted earnings per share	43,138	45,216	43,959	44,976

Non-GAAP diluted earnings per share	$0.24	$0.23	$0.95	$0.84

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$430	$101	$1,442	$627
Cost of maintenance	165	83	534	234
Cost of subscriptions	130	218	283	274

Subtotal	725	402	2,259	1,135
Operating expenses
Sales and marketing	602	287	1,607	831
Research and development	787	424	2,396	1,219
General and administrative	2,059	953	5,823	3,749

Subtotal	3,448	1,664	9,826	5,799

Total stock-based compensation expense	$4,173	$2,066	$12,085	$6,934

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$80	$43	$246	$153
Cost of services	334	327	1,338	1,178
Cost of maintenance	329	115	895	406
Cost of subscriptions	945	382	2,694	1,112
Cost of other revenue	19	31	75	96

Subtotal	1,707	898	5,248	2,945

Operating expenses	189	166	713	491

Total amortization of intangibles from business combinations	$1,896	$1,064	$5,961	$3,436